UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2015

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 5, 2015, Liberty Interactive Corporation (the “Company”) issued a press release (the “Earnings Release”) setting forth information, including financial information, which is intended to supplement the financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2015.

This Item 2.02 and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the quarter ended June 30, 2015, are being furnished to the SEC.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2015, the Company’s board of directors (the “Board”) approved an amendment and restatement of the Company’s bylaws (the “Amended Bylaws”), which became effective immediately. Under the Amended Bylaws, the treasurer of the Company is not required to also serve as the Company’s chief financial officer.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name
3.1	Amended and Restated Bylaws of the Company
99.1	Earnings Release dated August 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name
3.1	Amended and Restated Bylaws of the Company
99.1	Earnings Release dated August 5, 2015